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Osler,                                                       Suite 1900
Hoskin &                                          333 - 7th Avenue S.W.
Harcourt                                               Calgary, Alberta
                                                         Canada T2P 2Z1
                                                    Tel: (403) 260-7000
                                                    Fax: (403) 260-7024
                                                    WEB:  www.osler.com
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Barristers & Solicitors * Patent & Trade-mark Agents


August 25, 1998

International Comfort Products Corporation
501 Corporate Centre Drive
Suite 200
Franklin, TN 37067

Ladies & Gentlemen:

We have acted as Canadian counsel to International Comfort Products Corporation, a Canadian corporation (the "Company"), in connection with the Registration Statement on Form S-4 (File No. 333-58837) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the proposed guarantee by the Company of the 8-5/8% Series B Senior Notes due 2008 (the "New Notes") that are proposed to be offered by the Company's subsidiary, International Comfort Products Holdings, Inc. (the "Subsidiary") in exchange for the Subsidiary's outstanding 8-5/8% Series A Senior Notes due 2008 (the "Old Notes"), of which $150,000,000 aggregate principal amount is outstanding (the "Exchange Offer").

In connection with this opinion letter, we have examined: the Registration Statement, including the Prospectus which forms a part of the Registration Statement, the Indenture, dated as of May 13, 1998 (the "Indenture"), among the Company, the Subsidiary and United States Trust Company of New York, as trustee, the forms of Old Note and New Note (each of which bears the form of the Company's guarantee thereof on the reverse side), each attached as an exhibit to the Indenture, and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, records, instruments and certificates of public officials as we have deemed necessary or appropriate to enable us to render this opinion. In addition, we have assumed: (i) that all signatures are genuine, (ii) that all documents submitted to us as originals are genuine, (iii) that all copies submitted to us conform to the originals, (iv) the Indenture has been duly authorized, executed and delivered by each of the Trustee and the Subsidiary and is a legal, valid, binding and enforceable agreement of each of the Trustee and the Subsidiary and (v) the Old Notes and the guarantee endorsed thereon and created under the Indenture (the "Old Guarantee") were duly and validly executed and delivered by the Company and the Subsidiary and that the Old Notes were duly and validly authenticated by the Trustee pursuant to the terms of the Indenture.
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Osler,
Hoskin &
Harcourt
                                                                 Page 2


We are solicitors qualified to practice law in the Provinces of Alberta and Ontario and we express no opinions as to any laws or any matters governed by any laws other than the laws of the Provinces of Alberta and Ontario and the federal laws of Canada applicable therein.

On the basis of the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that when New Notes with the guarantee of the Company endorsed thereon (the "New Guarantee") have been duly executed and authenticated in accordance with the provisions of the Indenture and duly issued and delivered by the Company and the Subsidiary in exchange for an equal principal amount of Old Notes and related Old Guarantee pursuant to the terms of the Exchange Offer, such New Guarantee will be enforceable against the Company in accordance with its terms.

The opinion set forth above is subject to the qualification that:

     (i) enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement or creditors' rights generally;

     (ii) enforceability may be limited by equitable principles, including the principle that equitable remedies such as specified performance and injunction may only be granted in the discretion of the court; and

     (iii) enforceability may be limited to the extent that amendments to the obligations being guaranteed are considered so material as to constitute new obligations or novations of same.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the captions "Description of Notes - Parent Guarantee" and "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours very truly,


/s/ Osler, Hoskin & Harcourt